Exhibit 10.1

Form of Borrower Loan Agreement

The following Borrower Agreement (“Agreement”) is between you (“you” and “your” mean each and every borrower, including any joint applicant/co-borrower) and WebBank, a Utah-chartered industrial bank (“we,” or “us”). This Agreement governs the process by which you may make a request or requests for a loan from us through the website Lendingclub.com, including any subdomains thereof, or other application channels offered by us (collectively, the “Site”) and operated by Lending Club Corporation (“Lending Club”). If you make a loan request, and if that request results in a loan that is approved and issued by us, then your loan will be governed by the terms of the Loan Agreement and Promissory Note, which is attached to this Agreement as Exhibit A, and as it may be revised from time to time. The version in effect when you make a loan request will apply to any loan made in response to that request, and any secondary loan would be governed by the terms of the document then in effect. This Agreement will remain in effect for the applicable loan, and will terminate if your loan request is cancelled, withdrawn, or declined.
BY ELECTRONICALLY SIGNING THIS AGREEMENT, YOU HAVE SIGNIFIED YOUR AGREEMENT TO THESE TERMS.
1.    Loans. Under this Agreement, you can request an installment loan issued and originated by us that is facilitated through the Site. When you make a request, you agree to receive and timely repay the loan that may be made in response to that request, subject to your right to cancel the request before closing as described in section 6 below. Your agreement means you agree to repay the money provided by us to you and to abide by the terms of this Agreement, the Loan Agreement and Promissory Note, and all other agreements or disclosures provided to you during the loan process and which may be found in your Lending Club account. Any dispute with us, Lending Club or any subsequent holder of the Loan Agreement and Promissory Note will be resolved by binding arbitration, subject to your right to opt out as set forth below. Each loan request is subject to our credit criteria in effect at the time of your loan request.

2.    Account Verification. You understand that if we are unable to verify your bank account for any reason, we will cancel your application, your loan request will not be posted on the Site, and this Agreement will be terminated.

3.Loan Requests. You may post a qualifying loan request on the Site. You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time. You may post a loan request on the Site, and Lending Club investors (“Investors”) will be able to review your loan request. Investors may commit to (i) purchase the loan by subsequently acquiring the loan itself from us or Lending Club or (ii) invest indirectly in your loan through the purchase of securities issued by Lending Club. You acknowledge that an Investor's commitment to invest in all or a portion of your loan does not confer any rights to you or obligate us to issue your loan. You understand that Investors make their own decisions whether to invest in your loan. Finally, Lending Club may also choose to invest in all or part of your loan request, but is not obligated to do so.

We may elect in our sole discretion to give you a partial funding option, if necessary, which means your loan will be issued if it receives commitments totaling less than the full amount of your requested loan (subject to any applicable minimum loan size).

WE DO NOT WARRANT OR GUARANTEE (1) THAT YOUR LOAN REQUEST WILL ATTRACT INVESTMENT INTEREST, OR (2) THAT YOU WILL RECEIVE A LOAN AS A RESULT OF POSTING A REQUEST.

If your loan is going to be issued either for the full amount of your listed loan or as a result of any partial funding option, your loan will close and issue within fourteen (14) days following the listing of your loan request on the Site, unless you notify us in writing of your election to terminate your loan request sufficiently far in advance of the loan closing for us to cancel the loan.

4.    Loan Terms. Your loan will have a principal balance in the amount set forth in the truth and lending disclosure and Loan Agreement and Promissory Note, each of which is provided to you and placed into the on-line account you established upon registration. You agree and acknowledge that the initial loan disclosures made to you are estimates and are subject to change based on the actual, initial principal balance of the loan issued and your selected payment option (check or Automated Clearing House (“ACH”)). Opting to pay by check will result in a processing fee that will increase your APR. All loans are unsecured, fully-amortizing, closed-end loans for the term stated in your truth in lending disclosure and Loan Agreement and Promissory Note. Your obligations, including your obligation to repay principal and interest, are set forth in the Loan Agreement and Promissory Note. Other fees and terms of the loan will also be set forth in the Loan Agreement and Promissory Note

5.Credit Decisions. If you make a loan request, you must fully complete the application on the Site. You do not need to disclose alimony, child support or separate maintenance income if you do not wish to have it considered as a basis for repaying a loan. You agree and acknowledge that we may verify any information you submit either by asking for true and complete copies of necessary documentation, by other proof or through a third party. By proceeding with the application, you consent to our use of any third-party to verify any information about, or provide by, you. Failure to timely provide this information can result in your loan application being incomplete and closed by us, furthermore, we may terminate consideration of your application at any time in our sole discretion.

6.Loan Request Cancellation & Closing. You may cancel your application without any fee or penalty prior to funding of the loan, as long as you provide us with sufficient advance notice to stop the loan funding. If we extend a loan to you and subject to your right to timely cancel the loan application or revocation of your limited power of attorney, you authorize and direct Lending Club to execute the Loan Agreement and Promissory Note on your behalf pursuant to your granted and authorized limited power of attorney and you agree to be bound by the terms set forth in your Loan Agreement and Promissory Note.

7.Loan Consummation
YOU AGREE AND ACKNOWLEDGE THAT YOU ARE NOT OBLIGATED UNDER THE TERMS OF THE LOAN AGREEMENT AND PROMISSORY NOTE AND THE LOAN TRANSACTION WITH US IS NOT COMPLETED (I.E. CONSUMMATED) UNTIL YOUR ABILITY TO CANCEL YOUR LOAN APPLICATION HAS PASSED. YOU ACKNOWLEDGE THAT WE ARE MATERIALLY RELYING UPON THIS UNDERSTANDING IN UNDERTAKING THE POTENTIAL ISSUANCE OF YOUR LOAN.
8.Servicing by Lending Club. You acknowledge and agree that Lending Club may provide services to us in connection with evaluating your loan requests, and all other aspects of your relationship with us. Lending Club will also act as the servicer of any loan that you obtain. Lending Club may delegate servicing to another entity in its sole discretion without notice.

9.Other Borrower Agreements; Use of Loan Proceeds. You agree that you (A) are a US citizen, permanent resident or non-permanent resident alien in the United States on a valid long term visa; (B) will not, in connection with your loan request: (i) make any false, misleading or deceptive statements or omissions of fact in your listing, including but not limited to your loan description; (ii) misrepresent your identity, or describe, present or portray yourself as a person other than yourself; (iii) give to or receive from, or offer or agree to give to or receive from any Lending Club member or other person any fee, bonus, additional interest, kickback or thing of value of any kind except in accordance with the terms of your loan; (iv) represent yourself to any person, as a representative, employee, or agent of ours, or purport to speak to any person on our behalf; (v) use any of the loan proceeds to fund any post-secondary educational expenses, including, but not limited to, tuition, fees, books, supplies, miscellaneous expenses, or room and board; or (vi) use any of the loan proceeds to fund any illegal activity or any other activity or use not otherwise allowed under this Agreement or the Site; (vii) use any of the loan proceeds for the purpose of purchasing or carrying any securities; (viii) use the Site to request or obtain a loan for someone other than yourself; and (C) that you have all necessary consents, permissions, acknowledgements or agreements from all joint applicant/co-borrower and we may rely upon this agreement without any investigation or verification. You further acknowledge and agree that we may rely without independent verification on the accuracy, authenticity, and completeness of all information you provide to us. To the extent that we determine, in our sole discretion, that your loan request violates this Agreement the Terms of Use or any other agreement entered into with us or Lending Club, we may terminate your loan request and cancel this Agreement immediately.

10.Liability of the Borrower and Joint Applicant/Co-Borrower is Joint and Several. The liability of any joint applicant/co-borrower under this Agreement and under the Loan Agreement and Promissory Note is in addition to and not in lieu of the obligations of the primary borrower. The joint applicant/co-borrower agrees to abide by the terms and conditions of this Agreement, the Loan Agreement and Promissory Note and any other agreement and documents as if an original signatory.

We and our successors and assigns have sole discretion to proceed, at any time, against any party responsible under this Agreement. Further, we can accept instructions from either you or the joint applicant/co-borrower, and notice can be given to either you or the joint applicant/co-borrower, and shall be binding on both and deemed received by all parties.

11.TCPA Consent & Privacy: Notwithstanding any current or prior election to opt in or opt out of receiving telemarketing calls or SMS messages (including text messages) from us, our agents, representatives, affiliates, or anyone calling on our behalf, you expressly consent to be contacted by us, our agents, representatives, affiliates, or anyone calling on our behalf for any and all purposes arising out of or relating to your loan and/or account, at any telephone number, or physical or electronic address you provide or at which you may be reached. You agree we may contact you in any way, including SMS messages (including text messages), calls using prerecorded messages or artificial voice, and calls and messages delivered using auto telephone dialing system or an automatic texting system. Automated messages may be played when the telephone is answered, whether by you or someone else. In the event that an agent or representative calls, he or she may also leave a message on your answering machine, voice mail, or send one via text.

You consent to receive SMS messages (including text messages), calls and messages (including prerecorded and artificial voice and autodialed) from us, our agents, representatives, affiliates or anyone calling on our behalf at the specific number(s) you have provided to us, or numbers we can reasonably associate with your account (through skip trace, caller ID capture or other means), with information or questions about your application, loan and/or account. You certify, warrant and represent that the telephone numbers that you have provided to us are your contact numbers. You represent that you are permitted to receive calls at each of the telephone numbers you have provided to us. You agree to promptly alert us whenever you stop using a particular telephone number.

Your cellular or mobile telephone provider will charge you according to the type of plan you carry. You also agree that we may contact you by e-mail, using any email address you have provided to us or that you provide to us in the future. We may listen to and/or record phone calls between you and our representatives without notice to you as permitted by applicable law. For example, we listen to and record calls for quality monitoring purposes.

12.Assignment; Termination. We may assign this Agreement and the Loan Agreement and Promissory Note, or any of our rights under this Agreement or the Loan Agreement and Promissory Note, in whole or in party at any time. You further understand, acknowledge and agree that Lending Club or another third-party may further sell, assign or transfer your Loan Agreement and Promissory Note and all associated documents and information related to the and the Loan Agreement and Promissory Note without your consent or notice to you. You may not assign, transfer, sublicense or otherwise delegate your rights or obligations under this Agreement to another person without our prior written consent. Any such assignment, transfer, sublicense or delegation in violation of this section 12 shall be null and void.

We may terminate this Agreement and your ability to make loan requests at any time. If you committed fraud or made a misrepresentation in connection with your registration on the Site or any application or request for a loan, performed any prohibited activity, or otherwise failed to abide by the terms of this Agreement, we will have all remedies authorized or permitted by this Agreement and applicable law.

13.Entire Agreement. This Agreement, and any Loan Agreement and Promissory Note that may be agreed for a loan, represent the entire agreement between you and us regarding the subject matter hereof and supersede all prior or contemporaneous communications, promises and proposals, whether oral, written or electronic, between us with respect to your loan request and loan.

14.Electronic Transactions. THIS AGREEMENT IS FULLY SUBJECT TO YOUR CONSENT TO ELECTRONIC TRANSACTIONS AND DISCLOSURES, WHICH CONSENT IS SET FORTH IN THE TERMS OF USE FOR THE SITE.

15.Notices. All notices and other communications to you hereunder may be given by email to your registered email address or posted on the Site, and shall be deemed to have been duly given and effective upon transmission. You acknowledge that you have control of such email account and your area on the Site and that communications from us may contain sensitive, confidential, and collections-related communications. If your registered email address changes, you must notify Lending Club of the change by sending an email to support@lendingclub.com or calling 888-596-3157. You also agree to update your registered residence address and telephone number on the Site if they change.

16.NO WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, WE MAKE NO REPRESENTATIONS OR WARRANTIES TO YOU, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

17.LIMITATION ON LIABILITY. IN NO EVENT SHALL WE BE LIABLE TO YOU FOR ANY LOST PROFITS OR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHERMORE, WE MAKE NO REPRESENTATION OR WARRANTY TO YOU REGARDING THE EFFECT THAT THE AGREEMENT MAY HAVE UPON YOUR FOREIGN, FEDERAL, STATE OR LOCAL TAX LIABILITY.

18.Choice of Law. We are located in the state of Utah and this Agreement is entered into in the state of Utah. The provisions of this Agreement will be governed by federal laws and the laws of the state of Utah to the extent not preempted, without regard to any principle of conflicts of laws that would require or permit the application of the laws of any other jurisdiction.

19.Miscellaneous. The parties acknowledge that there are no third party beneficiaries to this Agreement (other than Lending Club). Any waiver of a breach of any provision of this Agreement will not be a waiver of any other subsequent breach. Failure or delay by either party to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition. If at any time after the date of this Agreement, any of the provisions of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality and unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provisions of this Agreement. The headings in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement in any way.

20.Arbitration. RESOLUTION OF DISPUTES: I HAVE READ THIS PROVISION CAREFULLY AND UNDERSTAND THAT IT LIMITS MY RIGHTS IN THE EVENT OF A DISPUTE BETWEEN YOU AND ME. I UNDERSTAND THAT I HAVE THE RIGHT TO REJECT THIS PROVISION AS PROVIDED IN PARAGRAPH (b) BELOW.
a. Either party to this Agreement, or any subsequent holder, may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this section 20 (the “Arbitration Provision”), unless you opt out as provided in section 20(b) below. As used in this Arbitration Provision, “Claim” shall include any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and us and/or any subsequent holder (or persons claiming through or connected with us and/or the subsequent holders), on the other hand, relating to or arising out of this Agreement, any Loan Agreement and Promissory Note(s), the Site, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except to the extent provided otherwise in the last sentence of section 20(f) below) the validity or enforceability of this Arbitration Provision, any part thereof, or the entire Agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.
b. You may opt out of this Arbitration Provision for all purposes by sending an arbitration opt out notice to WebBank, c/o Lending Club Corporation, 71 Stevenson St., Suite 300, San Francisco CA, 94105, Attention: Legal Department, which is received at the specified address within 30 days of the date of your electronic acceptance of the terms of this Agreement. The opt out notice must clearly state that you are rejecting arbitration; identify the Agreement to which it applies by date; provide your name, address, and social security number; and be signed by you. You may send an opt out notice in any manner you see fit as long as it is received at the specified address within the specified time. No other methods can be used to opt out of this Arbitration Provision. If the opt out notice is sent on your behalf by a third party, such third party must include evidence of his or her authority to submit the opt out notice on your behalf.
c. The party initiating arbitration shall do so with the American Arbitration Association (the “AAA”) or Judicial Alternatives and Mediation Services (“JAMS”). The arbitration shall be conducted according to, and the location of the arbitration shall be determined in accordance with, the rules and policies of the administrator selected, except to the extent the rules conflict with this Arbitration Provision or any countervailing law. If you have any questions concerning the AAA or would like to obtain a copy of the AAA arbitration rules, you may call 1(800) 778-7879 or visit the AAA’s web site at: www.adr.org. If you have any questions concerning JAMS or would like to obtain a copy of the JAMS arbitration rules, you may call 1(800) 352-5267 or visit their web site at: www.jamsadr.com. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to countervailing law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply.
d. If we (or the subsequent holder) elect arbitration, we (or the subsequent holder, as the case may be) shall pay all the administrator’s filing costs and administrative fees (other than hearing fees). If you elect arbitration, filing costs and administrative fees (other than hearing fees) shall be paid in accordance with the rules of the administrator selected, or in accordance with countervailing law if contrary to the administrator’s rules. We (or the subsequent holder, as the case may be) shall pay the administrator’s hearing fees for one full day of arbitration hearings. Fees for hearings that exceed one day will be paid by the party requesting the hearing, unless the administrator’s rules or applicable law require otherwise, or you request that we (or the subsequent holder) pay them and we agree (or the subsequent holder agrees) to do so. Each party shall bear the expense of its own attorneys’ fees, except as otherwise provided by law. If a statute gives you the right to recover any of these fees, these statutory rights shall apply in the arbitration notwithstanding anything to the contrary herein.
e. Within 30 days of a final award by the arbitrator, any party may appeal the award for reconsideration by a three-arbitrator panel selected according to the rules of the arbitrator administrator. In the event of such an appeal, any opposing party may cross-appeal within 30 days after notice of the appeal. The panel will reconsider de novo all aspects of the initial award that are appealed. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (“FAA”), and may be entered as a judgment in any court of competent jurisdiction.
f. We agree not to invoke our right to arbitrate an individual Claim you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court. NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT. Unless consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction. Unless consented to in writing by all parties to the arbitration, an award in arbitration shall determine the rights and obligations of the named parties only, and only with respect to the claims in arbitration, and shall not (a) determine the rights, obligations, or interests of anyone other than a named party, or resolve any Claim of anyone other than a named party; nor (b) make an award for the benefit of, or against, anyone other than a named party. No administrator or arbitrator shall have the power or authority to waive, modify, or fail to enforce this section 20(f), and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable. Any challenge to the validity of this section 20(f) shall be determined exclusively by a court and not by the administrator or any arbitrator.
g. This Arbitration Provision is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by applicable substantive law, subject to the limitations set forth in this Arbitration Provision. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The arbitrator shall take steps to reasonably protect confidential information.
h. This Arbitration Provision shall survive (i) suspension, termination, revocation, closure, or amendments to this Agreement and the relationship of the parties and/or Lending Club; (ii) the bankruptcy or insolvency of any party or other person; and (iii) any transfer of any loan or Loan Agreement or Promissory Note(s) or any other promissory note(s) which you owe, or any amounts owed on such loans or notes, to any other person or entity. If any portion of this Arbitration Provision other than section 20(f) is deemed invalid or unenforceable, the remaining portions of this Arbitration Provision shall nevertheless remain valid and in force. If an arbitration is brought on a class, representative, or collective basis, and the limitations on such proceedings in section 20(f) are finally adjudicated pursuant to the last sentence of section 20(f) to be unenforceable, then no arbitration shall be had. In no event shall any invalidation be deemed to authorize an arbitrator to determine Claims or make awards beyond those authorized in this Arbitration Provision.
THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE OR JURY, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT BEFORE A JUDGE OR JURY UPON ELECTION OF ARBITRATION BY ANY PARTY.

Exhibit A

LOAN AGREEMENT AND PROMISSORY NOTE
Borrower name: _____________________________________________________________ (not visible to investors)
Borrower address: ___________________________________________________________ (not visible to investors)
Joint Applicant/Co-Borrower name: __________________________________________________________ (not visible to investors)
Joint Applicant/Co-Borrower address: ________________________________________________________ (not visible to investors)
$_______________
_____________, 20_
For value received, I (referred to herein as “Borrower” which for purposes of this Loan Agreement and Promissory Note (the “Note”) includes all parties obligated hereunder, including any joint applicant/co-borrower ) promise to pay to the order of WebBank or any subsequent holder (“you” or “Lender”) of this Note the principal sum of ________________ ($_________) Dollars with interest as set forth below. Borrower intends to be legally bound by this Note. Borrower has read, understood, and agreed to all of the terms of this Note.
Interest Rate. This Note bears interest during each calendar month from the date hereof until paid in full, at a fixed rate of ______ (%) per annum.
Interest Calculation Method. Interest is calculated daily on the basis of a 360-day year with 12 months each of which is 30 days (or 30/360) long, regardless if a month has more or less than 30 days. This Note shall bear interest on any overdue installment of principal and, to the extent permitted by applicable law, on any overdue installment of interest, at the interest rate stated and as calculated above.
Payments. Principal and interest is to be paid during and throughout the period of ________ months in the following manner:

Payments of principal and interest in the amount of ________________ ($______) Dollars are to be made by the Borrower to the Lender commencing _____________, 20_, and on the same day of each successive month thereafter until __________, 20__, when the full amount of unpaid principal, together with unpaid accrued interest is due and payable. If the monthly anniversary is on the 29th, 30th, or 31st of the month, and the following month does not have a 29th, 30th, or 31st day, the monthly payment will be due on the last day of the month in which the payment was due.
Borrower’s last payment might be of a different amount, which could be higher than the monthly installment amounts, to adjust for rounding and/or due to calculation of daily interest charges in certain instances such as a payment due date change or Borrower making a payment after the payment due date. In such cases, the amount of the last monthly payment will be adjusted by the amount necessary to repay the loan in full.
All payments on this Note are to be made in immediately available lawful money of the United States.
Borrower may make loan payments either by check, subject to any applicable check processing fee, or Borrower may authorize any Lender to debit Borrower’s designated account by ACH transfer for the amount of each payment due on each due date. Borrower is responsible for ensuring that all names, account, routing or other similar information provided by Borrower to Lender for accounts that Borrower is directing Lender to deliver loan proceeds to (“Directed Accounts”) are accurate and complete. Borrower agrees to hold Lender and Lending Club harmless for any alleged or actual loss, claim, fee or other damage or expense Borrower may suffer related to the failure of a Directed Account to receive such proceeds if such failure was the result (directly or indirectly) of any error in any name, account, routing or other similar information provided by Borrower to Lender. Borrower acknowledges that neither it nor Lending Club have any obligation to confirm or investigate the accuracy or completeness of the information Borrower has provided. Borrower further agrees that if the loan proceeds are rejected by a Directed Account that is not Borrower’s designated bank account that Lender may deliver the loan proceeds into the designated bank account to satisfy our obligation of loan proceed delivery. In all events under this section, interest will begin to accrue as date of issuance of the loan and not upon the actual receipt of proceeds by Borrower or any other designated third-party. If we are unable to deliver loan proceeds to the Directed Account(s) or Borrower’s designated bank account after 14 days from the initial delivery attempt, the loan will be canceled and only in this circumstance will Borrower not owe any interest on the loan.

If Borrower elects to make payments by automatic withdrawal, Borrower has the right to stop payment of these automatic withdrawals or revoke prior authorization for automatic withdrawals by notifying Lender and Lending Club of the exercise of its right to stop a payment or revoke authorization for automatic withdrawals no less than three (3) banking days before Borrower’s next payment due date.
If Borrower elects to make payments by check, Borrower must send the check either by regular mail or by overnight mail or UPS delivery to Wells Fargo Lock Box Services, Dept #34268, 3440 Walnut Ave, Window H, Fremont, CA 94538. There will be a $7 check processing fee per payment, subject to applicable law. Borrower may change its payment method by contacting support@lendingclub.com.
Borrower’s payment method and any necessary authorization do not affect its obligation to pay when due all amounts payable on the Note, whether or not there are sufficient funds in the applicable deposit account. The foregoing authorization is in addition to, and not in limitation of, any rights of setoff Lender may have.
All payments are to be applied first to the payment of all fees, expenses and other amounts due (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after an Event of Default (as defined below), payments will be applied to Borrower’s obligations as Lender determines in its sole discretion.
If this loan is subject to an origination fee, such fee is deducted from the loan proceeds and paid to the Lender. This origination fee is not refundable regardless of when, or if, the loan is paid in full. Borrower acknowledges that the origination fee is considered part of the principal of Borrower’s loan and is subject to the accrual of interest.
If a payment is returned or fails due to insufficient funds in the designated account, Borrower will be charged a fee of $15, to the extent permitted by applicable law. An unsuccessful payment fee will be assessed for each failed attempt, up to three times total for a single payment. The bank that holds Borrower’s deposit account may assess its own fee in addition to the fee assessed under this Note. If Borrower’s payment is more than 15 days late, a late fee may be charged in an amount equal to the greater of 5% of the outstanding payment or $15, to the extent permitted by applicable law. Only one late fee will be charged on each late payment. Any payment received after 3:00 P.M., Mountain Time, on a banking day is deemed received on the next succeeding banking day. Borrower authorizes Lender to deduct any fees due by ACH transfers initiated to the deposit account on file for Borrower.

Prepayments and Partial Payments. Borrower may make any payment early, in whole or in part, without penalty or premium at any time. Any partial prepayment is applied against the principal amount outstanding and does not postpone the due date of any subsequent monthly payment, unless expressly agreed to in writing. If Borrower prepays this Note in part, Borrower agrees to continue to make regularly scheduled payments until all amounts due under this Note are paid. Lender may accept late payments or partial payments, even though marked “paid in full”, without losing any rights under this Note. Any regularly scheduled monthly installment of principal and interest that is received by Lender before the date it is due shall be deemed to have been received on the due date solely for the purpose of calculating interest due.
Use of Funds. Borrower certifies that the proceeds of the loan will not be used for the purpose of purchasing or carrying any securities or to fund any illegal activity, or to fund any post-secondary educational expenses, including, but not limited to, tuition, fees, books, supplies, miscellaneous expenses, or room and board.
Default. Borrower will be deemed in default (each, an “Event of Default”) of Borrower’s obligations under this Note if Borrower: (1) fails to pay timely any amount due on the loan; (2) files or has instituted against it or any joint applicant/co-borrower any bankruptcy or insolvency proceedings or make any assignment for the benefit of creditors; (3) commits fraud or makes any material misrepresentation in this Note, or in any other documents, applications or related materials delivered to Lender in connection with its loan or (4) fails to abide by the terms of this Note or the Borrower Agreement. Upon the occurrence of an Event of Default, Lender may exercise all remedies available under applicable law and this Note, including without limitation demand that Borrower immediately pay all amounts owed on this Note.
Lender may report information about Borrower’s account to credit bureaus. Should there be more than one Borrower, Lender will report that loan account to the credit bureaus in the names of all Borrowers. Late payments, missed payments, or other defaults on an account may be reflected in Borrower’s credit report. Borrower agrees to pay all costs of collecting any delinquent payments, including reasonable attorneys’ fees, as permitted by applicable law.
Joint and Several Liability.
The liability of any joint applicant/co-borrower to repay in full this loan is in addition to and not in lieu of the obligations of the primary Borrower to repay the loan in full. The joint applicant/co-borrower agrees to abide by the terms and conditions of this Note or any other agreements or documents provide or executed as part of the application process, as if an original signatory.
Lender (or its designee) has sole discretion to proceed against both the Borrower and any joint applicant/co-borrower to recover all the amounts due under this Note. Further, Lender (or its designee) can accept instructions from either Borrower or the joint applicant/co-borrower, and notice given to either party shall be binding on both parties and all disclosures provided to a party will be deemed simultaneously received by all parties.
Loan Charges. If a law that applies to the Loan and sets maximum loan charges is finally interpreted so that the interest or other loan charges collected or to be collected in connection with the Loan exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from Borrower that exceeded permitted limits will be refunded to Borrower. Lender may choose to make this refund by reducing the principal owed under this Note or by making a direct payment to Borrower.
Electronic Transactions. THIS AGREEMENT IS FULLY SUBJECT TO BORROWER’S CONSENT TO ELECTRONIC TRANSACTIONS AND DISCLOSURES, WHICH CONSENT IS SET FORTH IN THE TERMS OF USE FOR THE SITE. BORROWER EXPRESSLY AGREES THAT THE NOTE IS A “TRANSFERABLE RECORD” FOR ALL PURPOSES UNDER THE ELECTRONIC SIGNATURES IN GLOBAL AND NATIONAL COMMERCE ACT AND THE UNIFORM ELECTRONIC TRANSACTIONS ACT.
Miscellaneous.
Lender may, without notice to Borrower, assign all of its right, title and interest in this Note to any other third-party. Borrower further understands, acknowledges and agrees that any assigee may sell, assign or transfer the Note and all associated documents and information related to the Note without Borrower’s consent or delivery of notice. Borrower may not assign this Note without the prior written consent of Lender. This Note inures to the successors, permitted assigns, heirs and representatives of Borrower and Lender.
Borrower hereby waives demand, notice of non-payment, protest, and all other notices or demands whatsoever, and hereby consents that without notice to and without releasing the liability of any party, the obligations evidenced by this Note may from time to time, in whole or part, be renewed, extended, modified, accelerated, compromised, settled or released by Lender.
Any changes to this Note must be in writing signed by Borrower and Lender. Notices will be provided electronically to Borrower’s account, unless Borrower has opted out of electronic delivery and then will be mailed to the addresses then on record.
This Note is subject to the arbitration provisions of the Borrower Agreement between Lender and Borrower, which is incorporated by reference into this Note.
Controlling Law. Lender is located in the State of Utah and this Note is executed and delivered in the State of Utah and is a contract made under such state’s law. The provisions of this Note will be governed by federal laws and the laws of the State of Utah to the extent not preempted, without regard to any principle of conflicts of law. The unenforceability of any provision of this Note shall not affect the enforceability or validity of any other provision of this Note.
STATE LAW NOTICES:
CALIFORNIA RESIDENTS ONLY: A married applicant may apply for a separate account. If Lender takes any adverse action as defined by § 1785.3 of the California Civil Code and the adverse action is based, in whole or in part, on any information contained in a consumer credit report, Borrower has the right to obtain within 60 days a free copy of Borrower’s consumer credit report from the consumer reporting agency who furnished the consumer credit report and from any other consumer credit reporting agency that complies and maintains files on consumers on a nationwide basis.
CALIFORNIA AND UTAH RESIDENTS: As required by California and Utah law, Borrower is hereby notified that a negative credit report reflecting on Borrower’s credit record may be submitted to a credit reporting agency if Borrower fails to fulfill the terms of Borrower’s credit obligations.
KANSAS: NOTICE TO CONSUMER: 1. Do not sign this Note before you read it. 2. You are entitled to a copy of this Note. 3. You may prepay the unpaid balance at any time without penalty.
MARYLAND RESIDENTS ONLY: Lender elects to make this loan pursuant to Subtitle 10 (Credit Grantor Closed End Credit provisions) of Title 12 of the Maryland Commercial Law Article only to the extent that such provisions are not inconsistent with Lender’s authority under federal law (12 U.S.C. § 85,

§ 1463(g), or § 1831d, as appropriate) and related regulations and interpretations, which authority Lender expressly reserves.
MASSACHUSETTS RESIDENTS ONLY: Massachusetts law prohibits discrimination based upon marital status or sexual orientation.
MISSOURI AND NEBRASKA RESIDENTS: ORAL LOAN AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF SUCH DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER(S) AND THE LENDER AND ANY HOLDER OF THIS NOTE FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.
NEW JERSEY RESIDENTS: The section headings of the Note are a table of contents and not contract terms. Portions of this Note with references to actions taken to the extent of applicable law apply to acts or practices that New Jersey law permits or requires. In this Note, actions or practices (i) by which Lender is or may be permitted by “applicable law” are permitted by New Jersey law, and (ii) that may be or will be taken by Lender unless prohibited by “applicable law” are permitted by New Jersey law.
NEW YORK, RHODE ISLAND and VERMONT RESIDENTS: Borrower understands and agrees that Lender may obtain a consumer credit report in connection with this application and in connection with any update, renewals for extension of any credit as a result of this application. If Borrower asks, Borrower will be informed whether or not such a report was obtained, and if so, the name and address of the agency that furnished the report. Borrower also understands and agrees that Lender may obtain a consumer credit report in connection with the review or collection of any loan made to Borrower as a result of this application or for other legitimate purposes related to such loans.
OHIO RESIDENTS ONLY: The Ohio laws against discrimination require that all creditors make credit equally available to all credit-worthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon request. The Ohio Civil Rights Commission administers compliance with the law.

WASHINGTON RESIDENTS ONLY: Oral agreements or oral commitments to loan money, extend credit, or to forbear from enforcing repayment of a debt are not enforceable under Washington law.
WISCONSIN RESIDENTS ONLY: For married Wisconsin residents, Borrower’s signature confirms that this loan obligation is being incurred in the interest of Borrower’s marriage or family. No provision of any marital property agreement (pre-marital agreement), unilateral statement under § 766.59 of the Wisconsin statutes or court decree under § 766.70 adversely affects Lender’s interest unless, prior to the time that the loan is approved, Lender is furnished with a copy of the marital property agreement, statement, or decree or have actual knowledge of the adverse provision. If this loan for which Borrower is applying is granted, Borrower will notify Lender if Borrower has a spouse who needs to receive notification that credit has been extended to Borrower.
SCREEN NAME OF BORROWER & CO-BORROWER (if any)
BY: LENDINGCLUB CORPORATION
ATTORNEY-IN-FACT FOR BORROWER and CO-BORROWER (if any)
(SIGNED ELECTRONICALLY)

Exhibit B
WBK PRIVACY NOTICE

FACTS
WHAT DOES WEBBANK DO WITH YOUR PERSONAL INFORMATION IN CONNECTION WITH YOUR LENDINGCLUB ACCOUNT?

Why?
Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?
The types of personal information we collect and share depend on the product or service you have with us. This information can include:

•	Social Security number and transaction history

•	Account balances and payment history

•	Credit history and credit scores
When you are no longer our customer, we continue to share your information as described in this notice

How?
All financial companies need to share customers' personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers' personal information; the reasons WebBank chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does WebBank share?	Can you limit this sharing?
For our everyday business purposes - such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	YES	NO
For our marketing purposes - to offer our products and services to you	YES	NO
For joint marketing with other financial companies	NO	We don't share
For our affiliates' everyday business purposes - information about your transactions and experiences	NO	We don't share
For our affiliates' everyday business purposes - information about your creditworthiness	NO	We don't share
For our affiliates to market to you	NO	We don't share
For non-affiliates to market to you	NO	We don't share

Questions?
Call (888) 596-3157

What we do
How does WebBank protect my personal information?
To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does WebBank collect my personal information?
We collect your personal information, for example, when you
•    Open an account or pay us by check
• Provide account information or give us your contact information
• Show your driver's license
We also collect your personal information from others, such as credit bureaus, affiliates, or other companies.

Why can't I limit all sharing?
Federal law gives you the right to limit only
•    Sharing for affiliates' everyday business purposes-information about your creditworthiness
• Affiliates from using your information to market to you
• Sharing for non-affiliates companies to market to you
State laws and individual companies may give you additional rights to limit sharing.

What happens when I limit sharing for an account I hold jointly with someone else?	WebBank does not offer joint LendingClub accounts.
Definitions
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. • WebBank does not share with our affiliates Sharing
Non-affiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. • WebBank does not share with non-affiliates so they can market to you
Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. • WebBank doesn't jointly market

Exhibit B
WBK PRIVACY NOTICE

FACTS
WHAT DOES WEBBANK DO WITH YOUR PERSONAL INFORMATION IN CONNECTION WITH YOUR LENDINGCLUB ACCOUNT?

Why?
Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?
The types of personal information we collect and share depend on the product or service you have with us. This information can include:

•	Social Security number and transaction history

•	Account balances and payment history

•	Credit history and credit scores
When you are no longer our customer, we continue to share your information as described in this notice

How?
All financial companies need to share customers' personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers' personal information; the reasons WebBank chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does WebBank share?	Can you limit this sharing?
For our everyday business purposes - such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	YES	NO
For our marketing purposes - to offer our products and services to you	YES	NO
For joint marketing with other financial companies	NO	We don't share
For our affiliates' everyday business purposes - information about your transactions and experiences	NO	We don't share
For our affiliates' everyday business purposes - information about your creditworthiness	NO	We don't share
For our affiliates to market to you	NO	We don't share
For non-affiliates to market to you	NO	We don't share

Questions?
Call (888) 596-3157

What we do
How does WebBank protect my personal information?
To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does WebBank collect my personal information?
We collect your personal information, for example, when you
Ù    Open an account or pay us by check
Ù Provide account information or give us your contact information
Ù Show your driver's license
We also collect your personal information from others, such as credit bureaus, affiliates, or other companies.

Why can't I limit all sharing?
Federal law gives you the right to limit only
Ù    Sharing for affiliates' everyday business purposes-information about your creditworthiness
Ù Affiliates from using your information to market to you
Ù Sharing for non-affiliates companies to market to you
State laws and individual companies may give you additional rights to limit sharing.

What happens when I limit sharing for an account I hold jointly with someone else?	WebBank does not offer joint LendingClub accounts.
Definitions
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. Ù WebBank does not share with our affiliates Sharing

Non-affiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. Ù WebBank does not share with non-affiliates so they can market to you
Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. Ù WebBank doesn't jointly market